UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 4, 2019
Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008-7328
(Address of principal executive offices, including Zip Code)

(760) 931-1771
Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On January 4, 2019, Callaway Golf Company (“Callaway”) filed a Current Report on Form 8-K announcing that Callaway had acquired all of the outstanding shares of capital stock of JW Stargazer Holding GmbH ("Stargazer"), which owns the various entities constituting the Jack Wolfskin business, in a transaction that closed on January 4, 2019 (the “Transaction”).
Callaway is filing this Amendment on Form 8-K/A to provide the historical financial statements of Stargazer required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K in respect of the Transaction.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
The audited financial statements of Stargazer as of and for the fiscal years ended September 30, 2018 and 2017, as well as the accompanying notes related thereto, are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

(b)	Pro Forma Financial Information.
The unaudited pro forma condensed combined financial statements of Callaway and Stargazer as of and for the fiscal year ended December 31, 2018, as well as the accompanying notes related thereto, are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and incorporated herein by reference.

(d)	Exhibits

23.1	Consent of Ernst & Young GmbH, Independent Registered Public Accounting Firm for Stargazer.
99.1	Audited Financial Statements of Stargazer as of and for the fiscal years ended September 30, 2018 and 2017.
99.2	Unaudited Pro Forma Condensed Combined Financial Statements of Callaway Golf Company and Stargazer as of and for the fiscal year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: March 22, 2019	By:	/s/ Jennifer Thomas
	Name:	Jennifer Thomas
	Title:	Vice President and Chief Accounting Officer